UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(772) 388-4758

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2009, ARMOUR Residential REIT, Inc. ("the Company") received notice from the Staff of NYSE Amex, LLC (the "Exchange") indicating that the Company no longer complies with the Exchange's continued listing standards due to the fact that the Company's current market capitalization is below $50,000,000 and the Company does not currently have at least 400 public shareholders, as required by Sections 101(c)(2), 101(d)(1) and 102(a) of the NYSE Amex Company Guide, and that its securities are, therefore, subject to being delisted from the Exchange.

On December 10, 2009, the Company appealed this determination and requested a hearing before a committee of the Exchange. There can be no assurance that the Company's request for continued listing will be granted. As an alternative to listing on the Exchange, the Company has commenced a listing application process with The NASDAQ Stock Market.

On December 11, 2009, the Company issued a press release announcing receipt of the written notice from the Exchange, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2009

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Vice Chairman

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 11, 2009